Exhibit 10.4

AMENDMENT TO CONVERTIBLE PROMISSORY NOTE

DUE NOVEMBER 26, 2007

This Amendment dated November 26, 2007 (the “Amendment”) amends certain provisions of the Convertible Promissory Note in the original principal amount of $500,000.00, issued by Virium Pharmaceuticals Inc., a New York corporation (the “Company”) (No. PN-May-1), due November 26, 2007 (the “Note”), and is by and between the Company and Strategic Capital Resources, Inc. (“Holder”).  Terms not otherwise defined herein which are defined in the Note shall have the same respective meanings herein as therein.

WHEREAS, pursuant to that certain Subscription Agreement, dated as of May 30, 2007, by and between the Company and the Holder (the “Subscription Agreement”), the Company issued to the Holder the Note and a common stock purchase warrant (the “Prior Warrant”) representing the right to purchase up to 250,000 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”).

WHEREAS, the Company and Holder have agreed to modify certain terms and conditions of the Note as specifically set forth in this Amendment.

NOW, THEREFORE, in consideration of the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             Amendments to the Note.  The Note is hereby amended as follows:

(a)           All references to “November 26, 2007” in the Note are hereby deleted and replaced with “March 26, 2008.”

(b)           All interest on the Note accruing after November 30, 2007 shall accrue at the rate of 15% per annum, compounded monthly.

2.             Effectiveness.  This Amendment shall be effective as of November 26, 2007.

3.             Payment of Interest. Upon consummation of its next bridge or any other type of financing transaction, but not later than December 10, 2007, the Company shall promptly pay to the Holder in cash the amount of $31,308.56, representing all accrued and unpaid interest on the Note through November 30, 2007.  For avoidance of doubt, any interest paid in cash shall not be eligible for conversion in accordance with the terms of the Note.

4.             Issuance of Additional Warrant.  Upon execution of this Amendment, the Company shall issue to the Holder an additional warrant to purchase up to 250,000 shares of Common Stock (the “Additional Warrant”).  The terms of the Additional Warrant shall be identical in all respects to the terms of the Prior Warrant and the Additional Warrant shall be deemed to be a “Warrant” issued pursuant to the Subscription Agreement for all purposes.  Notwithstanding the issuance of the Additional Warrant or anything else in this Amendment, the Prior Warrant shall remain unmodified and in full force and effect in accordance with its terms.

5.             Ratification, Etc.  Except as expressly amended hereby, all terms and conditions of the Note, as amended, are hereby ratified and confirmed in all respects and shall continue in full force and effect.  The obligations under the Note shall be deemed to be continuously outstanding and shall not be deemed to have been repaid and readvanced or refinanced hereunder or hereby.  The Note and this Amendment shall be read and construed as a single agreement.  All references to the Note shall hereafter refer to such Note, as amended hereby.

6.             No Novation.  THE COMPANY AND HOLDER HAVE ENTERED INTO THIS AMENDMENT SOLELY TO AMEND CERTAIN OF THE TERMS OF THE NOTE.  THEY DO NOT INTEND THIS AMENDMENT NOR THE TRANSACTIONS CONTEMPLATED HEREBY TO BE, AND THIS AMENDMENT AND THE TRANSACTION CONTEMPLATED HEREBY SHALL NOT BE CONSTRUED TO BE, A NOVATION OF ANY OF THE OBLIGATIONS OWING UNDER OR IN CONNECTION WITH THE NOTE.

7.             No Waiver.  Nothing contained herein shall constitute a waiver of, impair or otherwise affect, any obligation of the Company under any Note or any rights of any Holder consequent thereon.

8.             Counterparts.  This Amendment may be executed in two or more counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.  Any executed counterpart of this Amendment delivered by facsimile or other means of electronic image transmission shall be valid and binding in all respects and shall have the same force and effect as an original thereof.

9.             Governing Law.  This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York (without reference to conflict of laws).

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as a document under seal as of the date first above written.

Company:

VIRIUM PHARMACEUTICALS INC.

By:	/s/ James M. Pachence
Name: James M. Pachence
Title: President & CEO

Holder:

STRATEGIC CAPITAL RESOURCES, INC.

By:	/s/ David Miller
Name: David Miller
Title: Chairman & CEO